                                                                   Exhibit 3(ii)
                                                                   -------------



                                    BYLAWS

                                      OF

                        OCEAN WEST HOLDING CORPORATION




                                                                __________, 2000

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I
     Offices..............................................................  1
     1.1   Principal Office...............................................  1
     1.2   Registered Office..............................................  1

ARTICLE II
     Shareholders.........................................................  1
     2.1   Annual Meetings................................................  1
     2.2   Special Meetings...............................................  1
     2.3   Place of Special Meetings......................................  1
     2.4   Notice of Annual or Special Meetings...........................  2
     2.5   Meetings by Consent of All Shareholders........................  2
     2.6   Waiver and Consent to Meetings of Less Than All Shareholders...  2
     2.7   Exception to Notice Requirements...............................  2
     2.8   Fixing of a Record Date........................................  3
     2.9   Voting Record..................................................  3
     2.10  Quorum.........................................................  4
     2.11  Proxies........................................................  4
     2.12  Voting of Shares...............................................  4
     2.13  Voting of Shares by Certain Holders............................  5
     2.14  Voting Procedures and Inspectors of Elections..................  5
     2.15  Consent of Shareholders In Lieu of Meeting.....................  6
     2.16  Shareholder Inspection of Books and Records....................  7

ARTICLE III
     Directors............................................................  7
     3.1   General Powers.................................................  7
     3.2   Number, Tenure and Qualifications..............................  7
     3.3   Resignation and Removal........................................  8
     3.4   Regular Meetings...............................................  8
     3.5   Special Meetings...............................................  8
     3.6   Telephonic Meetings............................................  8
     3.7   Notice of Directors' Meetings..................................  8
     3.8   Quorum.........................................................  9
     3.9   Manner of Acting...............................................  9
     3.10  Vacancies......................................................  9
     3.11  Compensation................................................... 10
     3.12  Action by Written Consent...................................... 10

     3.13  Chairman and Vice Chairman of the Board........................ 11
     3.14  Conflicts of Interest.......................................... 11
     3.15  Director Inspection of Books and Records....................... 11
     3.16  Committees..................................................... 11

ARTICLE IV
     Officers............................................................. 12
     4.1   Classes........................................................ 12
     4.2   Election and Term of Office.................................... 12
     4.3   Removal and Resignations....................................... 12
     4.4   Vacancies...................................................... 13
     4.5   Chairman of the Board of Directors............................. 13
     4.6   President...................................................... 13
     4.7   Vice President................................................. 13
     4.8   Chief Financial Officer........................................ 14
     4.9   Secretary...................................................... 14

ARTICLE V
     Contracts, Loans,Checks and Deposits................................. 14
     5.1   Contracts...................................................... 14
     5.2   Checks, Drafts................................................. 14
     5.3   Deposits....................................................... 14

ARTICLE VI
     Certificates for Sharesand Their Transfer............................ 14
     6.1   Certificates for Shares........................................ 14
     6.2   Lost, Stolen or Destroyed Stock Certificates................... 15
     6.3   Transfer of Shares............................................. 15

ARTICLE VII
     Indemnification...................................................... 16
     7.1   Indemnification................................................ 16

ARTICLE VIII
     Miscellaneous........................................................ 18
     8.1   Amendments..................................................... 18
     8.2   Fiscal Year.................................................... 18
     8.3   Dividends...................................................... 18
     8.4   Seal........................................................... 18
     8.5   Waiver of Notice............................................... 18

                                    BYLAWS

                                      OF

                        OCEAN WEST HOLDING CORPORATION
                              (the "Corporation")


                                   ARTICLE I
                                    Offices
                                    -------

      1.1 Principal Office.  The principal office of the Corporation shall be in
          ----------------
as designated by the Board of Directors. The Corporation may have such offices, either within or without the State of Delaware or the State of California, as the business of the Corporation may require.

      1.2 Registered Office.  The registered agent and office of the Corporation
          -----------------
at the date of adoption of these Bylaws are The Delaware Corporation Agency, 222 Delaware Avenue, 9th Floor, Wilmington, New Castle County, Delaware 19801. The registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II
                                 Shareholders
                                 ------------

      2.1 Annual Meetings.  The annual meeting of the shareholders shall be held
          ---------------
at such time, place and on such date as the Board of Directors may designate and state in the notice of the meeting within a period of thirteen (13) months of the last annual meeting. If no place is designated, the meeting shall be held at the principal executive office of the Corporation. The purpose of such meeting shall be the election of directors and such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. The failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act.

      2.2 Special Meetings.  Special meetings of the shareholders may be called
          ----------------
by the Chairman of the Board, the President, the Board of Directors, or the holders of shares entitling such holders to not less than twenty-five percent (25%) of the possible votes of any class at such meeting; provided, however, that so long as the Corporation is subject to California law and such law so requires, if, after the filling of any vacancy by the directors, the directors in office who have been elected by the shareholders constitute less than a majority then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of issued and outstanding shares having the right to vote for such directors may call a special meeting of shareholders.

      2.3 Place of Special Meetings.  The Board of Directors may designate any
          -------------------------
place within or without the State of Delaware or the State of California as the place for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place as the place for the holding of such meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of the meeting shall be at the principal executive office of the Corporation.

      2.4 Notice of Annual or Special Meetings.  Written or printed notice
          ------------------------------------
stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer notice period is required by applicable law) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting as of the record date established under Section
2.8 of these Bylaws. Only business within the purpose or purposes described in the meeting notice may be conducted at the special meeting unless all shareholders entitled to vote thereon waive notice of such additional business. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, in a sealed envelope addressed to the shareholder at such shareholder's address as it appears in the records of the Corporation. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after adjournment a new record date is fixed, a notice of the adjourned meeting must be given to every shareholder entitled to vote at the meeting.

      2.5 Meetings by Consent of All Shareholders.  If all the shareholders
          ---------------------------------------
shall meet at any time and place and consent in writing to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

      2.6 Waiver and Consent to Meetings of Less Than All Shareholders.  If a
          ------------------------------------------------------------
shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver of notice or consent to the holding of such meeting signed by the absent shareholders shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and corporate action may be taken at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the written waiver. Attendance of a person at a meeting constitutes waiver of notice except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The execution of a written consent shall constitute a waiver of notice with respect to the actions taken in the consent even if the consent does not expressly contain a waiver clause.

      2.7 Exception to Notice Requirements.  Whenever notice is required to be
          --------------------------------
given to any person with whom communication is unlawful, the giving of such notice is not required and the Corporation has no duty to apply to any governmental authority or agency for a license or permit to give such notice.
In addition, whenever notice is required to be given to any shareholder to whom
(a) notice of two (2) consecutive annual meetings, and all notices of meetings or the taking action by written consent during the period between such two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at the address shown on the records of the Corporation and have been returned undeliverable, the giving of notice to such persons is not required. Any action or meeting which shall be taken or held without notice to such persons shall have the same force and effect as if such notice had been duly given. If any such person thereafter delivers to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated.

      2.8 Fixing of a Record Date.
          -----------------------

          (a) The Board of Directors of the Corporation may fix a date which shall not precede the date of the resolution fixing the record date and which record date is not less than ten (10) days nor more than sixty (60) days prior to the date of any meeting of shareholders as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day which next precedes the day on which the meeting is held. When a determination of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors may fix a record date to determine the shareholders entitled to consent to corporate action in writing without a meeting on a date which shall not precede and is not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed, the record date for shareholders entitled to consent to corporate action in writing is (i) when no prior action by the Board of Directors is required, the first date on which a signed written consent setting forth the actions taken or proposed to be taken is delivered, by hand or certified or registered mail, to the Corporation to its registered office, to its principal place of business, or to an officer or agent of the Corporation having custody of the Corporation's minute book; or (ii) when prior action by the Board of Directors is required, at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (b) The Board of Directors may fix a record date to determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      2.9 Voting Record.  The officer or agent having charge of the transfer
          -------------
book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder. Such list shall be available for inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list must also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder who is present during the whole course of the meeting.

      2.10  Quorum.  A majority of the outstanding shares of the Corporation
            ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise required by Delaware or other applicable law. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by Delaware or other applicable law, or by the Certificate of Incorporation or Bylaws of the Corporation.

      2.11  Proxies.  At all meetings of shareholders, a shareholder may vote
            -------
shares in person or by proxy. A shareholder may execute a writing authorizing another person or persons to act as proxy or such shareholder. The shareholder or the shareholder's authorized officer, director, employee or agent may sign or cause a signature to be affixed by any reasonable means to the proxy. A telegram, cablegram or other means of electronic transmission including information from which it can be determined that the transmission was authorized by the shareholder, or a photographic, photostatic, facsimile or other reliable reproduction of a writing appointing a proxy shall be deemed to be a sufficient, signed appointment form assuming that it is a complete reproduction of the entire original writing or transmission. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. An appointment of a proxy is revocable unless the proxy is coupled with an interest and the appointment form conspicuously states that the proxy is irrevocable and that the appointment is coupled with an interest. A proxy may be made irrevocable regardless of whether the interest is an interest in the stock itself or in the Corporation generally. Upon extinguishment of the interest the proxy becomes revocable.

      2.12  Voting of Shares.  Each outstanding share of stock authorized by
            ----------------
the Corporation's Certificate of Incorporation to have voting power shall be entitled to the number of votes set forth in the Certificate of Incorporation upon each matter submitted to a vote at a meeting of shareholders. With respect to the election of directors, so long as required by California law, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shares are normally entitled or distribute the votes on the same principle among as many candidates as the shareholder determines; provided, however, that no shareholder shall be entitled to cumulate votes as described in this sentence unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes. If any shareholder has given notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes of shares entitled to vote up to the number of directors to be elected by such shares are elected.

      2.13  Voting of Shares by Certain Holders.
            -----------------------------------

            (a) Shares standing in the name of another corporation may be voted by either that corporation's president or by proxy appointed by the president unless another person appointed to vote the stock under a bylaw or a resolution of the board of directors of that corporation presents a certified copy of the bylaw or resolution, in which case such person may vote the stock.

            (b) A fiduciary may vote, either in person or by proxy, stock registered in such person's name as fiduciary. If the stock is not registered in the fiduciary's name, the fiduciary may vote the stock, either in person or by proxy, upon providing proof of the fact that such fiduciary has legal title to the stock in a fiduciary capacity and is qualified to act in that capacity.

            (c) Where shares stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary, and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting have the following effect: (i) if only one (1) votes, such act binds all; (ii) if more than one (1) vote, the act of the majority so voting binds all; or (iii) if more than one (1) vote, but the vote is evenly split on any particular matter each faction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to any court of competent jurisdiction to appoint an additional person to act with the persons so voting the shares which shall then be voted as determined by a majority of such persons and the person appointed by the court (if the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split in interest).

            (d) A shareholder whose shares are pledged shall be entitled to vote such shares unless the transfer by the pledgor on the books of the Corporation expressly empowered the pledgee to vote thereon, in which case only the pledgee shall be entitled to vote the shares so transferred.

            (e) The Corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      2.14  Voting Procedures and Inspectors of Elections.  At any time at
            ---------------------------------------------
which the Corporation has a class of voting securities listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system thereof, or held of record by more than two thousand (2,000) shareholders, in advance of any meeting of shareholders, the Corporation must appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before beginning, must take and sign an oath to execute the duties of inspector faithfully and with strict impartiality and according to the best of such inspector's ability. The inspectors must: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at a meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist in the performance of such duties. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors are limited to an examination of the proxies, any envelopes submitted with those proxies, any other information provided in accordance with Section
2.11 hereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make the certification, must specify the precise information considered including, the person or persons from whom the inspectors obtained the information, when the information was obtained, the means by which the information was obtained, and the basis for the inspectors' belief that such information is accurate and reliable.

      2.15  Consent of Shareholders In Lieu of Meeting.  Any action required
            ------------------------------------------
to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one (1) or more consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to the Corporation's registered office, its principal place of business, or an officer or agent having custody of its minute book. Delivery made to the Corporation's registered office must be made by hand or by certified or registered mail, return receipt requested. A written consent must bear the date of signature of each shareholder who signs the consent. No written consent is effective, unless within sixty (60) days of the earliest date a consent is delivered, written consents signed by a sufficient number of holders are delivered as required. Prompt notice of the taking of the actions without a meeting by less than unanimous written consent must be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date had been the date that a sufficient number of consents to take action were delivered to the Corporation. If any written consent in lieu of a meeting to elect is less than unanimous, then such action may be taken by written consent in lieu of holding an annual meeting only if all of the directorships to which directors could be elected are vacant at such time and are filled by such action.

      2.16  Shareholder Inspection of Books and Records.
            -------------------------------------------

            (a) As used in this section, "shareholder" means a shareholder of record or holder of a voting trust certificate. Any shareholder, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders and its other books and records, and to make copies of extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder or holder of a voting trust certificate. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath must be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business. The right of inspection extends to the records of each subsidiary of the Corporation.

            (b) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation have the right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand, or (ii) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of the transfer agent's usual charges for such a list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified as the date of which the list is to be compiled.

                                  ARTICLE III
                                   Directors
                                   ---------

      3.1  General Powers.  The business and affairs of the Corporation shall be
           --------------
managed by its Board of Directors, except as otherwise provided by the Certificate of Incorporation of the Corporation or by law.

      3.2  Number, Tenure and Qualifications.  The number of directors on the
           ---------------------------------
date of adoption of these Bylaws shall be three (3). The number of directors of the Corporation may be increased or decreased by resolution of the Board of Directors. All directors shall hold office for the term for which they are elected or until their successors shall have been elected and qualified, whichever period is longer. The directors need not be residents of the State of Delaware or the State of California, nor need they hold any shares of stock of the Corporation.

      3.3  Resignation and Removal.  Any directors may resign from the Board of
           -----------------------
Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Holders of Common Stock, Class D Common Stock and voting Preferred Stock may remove, with or without cause, any or all directors elected by them by a majority of shares voting together as a separate class. Holders of Class B Common Stock may remove, with or without cause, any or all directors elected by them by a majority of shares voting together as a separate class. So long as required by California law, no director may be removed (unless the entire board is removed) when the number of votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. Any reduction of the authorized number of directors does not remove any director prior to the expiration of that director's term of office.

      3.4  Regular Meetings.  A regular meeting of the Board of Directors shall
           ----------------
be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware or the State of California, for the holding of additional regular meetings without other notice than such resolution.

      3.5  Special Meetings.  Special meetings of the Board of Directors may be
           ----------------
called by, or at the request of, the Chairman of the Board, the President or any two (2) directors of the Corporation and shall be preceded by at least two (2) days notice of the date, time and place of the meeting.

      3.6  Telephonic Meetings.  Members of the Board of Directors or a
           -------------------
committee of the board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

      3.7  Notice of Directors' Meetings.  No notice need be given of any
           -----------------------------
regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors shall contain the date, time and place of the meeting and may be communicated in person; by telephone, telegraph, facsimile or other form of wire or wireless communication; or by mail or private carrier. Oral or telephonic notice shall be effective when communicated, provided that it is promptly confirmed in writing. Written notice is effective at the earliest of the following: (a) when received; (b) four (4) days after deposit in the United States mail as evidenced by the postmark, if mailed postpaid first class and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by, or on behalf of, the addressee. Any director may waive notice of any meeting before or after the meeting. The waiver shall be in writing and signed by the director entitled to the notice and filed with the minutes of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The execution of a written consent shall constitute a waiver of notice with respect to the actions taken in the consent even if the consent does not expressly contain a waiver clause. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      3.8  Quorum.  A majority of the number of directors fixed by, or
           ------
determined in accordance with, Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided that, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      3.9  Manner of Acting.
           ----------------

           (a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Certificate of Incorporation of the Corporation or these Bylaws. A director who is present at a meeting of the Board of Directors, or a committee of the Board of Directors, when corporate action is taken, shall be deemed to have assented to the action taken unless the director: (i) objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting; (ii) dissents or abstains from the action taken and such dissent or abstention is entered in the minutes of the meeting; or (iii) delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

           (b) A member of the Board of Directors, or of any committee designated by the Board of Directors, shall, in the performance of such member's duties, be entitled to rely in good faith after reasonable inquiry without knowledge that would cause such reliance to be unwarranted, upon the records of the Corporation (including financial statements and other financial data) and upon such information, opinions, reports or statements presented to the
Corporation: (i) by any of the Corporation's officers or employees whom the director believes to be reliable and competent in the matters presented, (ii) by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or (iii) by a committee of the board upon which the director does not serve, as to matters within its designated authority, which committee the directors believes to merit confidence.

      3.10  Vacancies.
            ---------

            (a) Vacancies (other than those created by the removal of a director) and newly created directorships resulting from an increase in the number of directors elected may be filled by a majority of directors then in office, although less than a quorum; provided that, vacancies occurring as a result of the death or resignation of a director elected by the holders of Class B Common Shares shall be filled by the remaining directors elected by such class if at least one (1) such director remains and vacancies as a result of the death or resignation of a director elected by the holders of Common Shares, Class D Common Shares and voting Preferred Shares shall be filled by the remaining directors elected by such class if at least one (1) such director remains.

            (b) In addition, shareholders may elect a director at any time to fill any vacancy not filled by the directors as follows: a vacancy occurring in the office of a director elected by the holders of the Common Stock, Class D Common Stock and voting Preferred Stock may be filled by the affirmative vote as provided in Section 2.12 of a majority of the holders of such classes of stock and a vacancy occurring in the office of a director elected by the holders of Class B Common Stock may be filled by the affirmative vote as provided in
Section 2.12 of a majority of the holders of such class of stock. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. If at any time, by reason of death, resignation or other cause, the Corporation has no directors in office, then any officer, shareholder, personal representative of a shareholder or other like fiduciary, may call a special meeting of shareholders or may apply to a court of competent jurisdiction for a decree ordering an election. Subject to the restrictions described above relating to directors elected by holders of certain classes of stock, if one (1) or more directors resign from the board effective at a future date, a majority of the directors then in office, including those who have so resigned, have the power to fill such vacancy or vacancies, the vote thereon to take effect when the resignations become effective.

            (c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent (5%) or more of the total number of outstanding shares having the right to vote for directors may call a special meeting of shareholders or, upon application of such shareholder or shareholders, a count of competent jurisdiction shall order that a special meeting of shareholders be held, to elect the entire board. The term of office of any director shall terminate upon the election of a successor.

      3.11  Compensation.  By resolution of the Board of Directors, each
            ------------
director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated stipend as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      3.12  Action by Written Consent.  Any action required or permitted to
            -------------------------
be taken at any meeting of the Board of Directors of any committee thereof may be taken without a meeting if all members of the board or the committee, as the case may be, consent to such action in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

      3.13  Chairman and Vice Chairman of the Board.  The Board of Directors
            ---------------------------------------
may appoint one (1) of its members Chairman of the Board of Directors. The Board of Directors may also appoint one (1) of its members as Vice Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned by the Board of Directors.

      3.14  Conflicts of Interest.  No contract or transaction between the
            ---------------------
Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, trust, firm, association or organization in which one (1) or more of the directors or officers of the Corporation are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participants in, the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purposes, if:

            (a) the material facts of the contract or transaction and the director's interest or relationship are disclosed or known to the Board of Directors or committee of the Board of Directors and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote (or consent) of a majority of the disinterested directors even though the number of disinterested directors may be less than a quorum;

            (b) the material facts of the contract or transaction and the director's interest or relationship are disclosed or known to the shareholders entitled to vote thereon and they specifically approve in good faith such contract or transaction by vote or written consent; or

            (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.

Such interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

      3.15  Director Inspection of Books and Records.  Any director shall
            ----------------------------------------
have the right to examine the Corporation's stock ledger, a list of its shareholders and its other books and records for a purpose reasonably related to such person's position as a director.

      3.16  Committees.
            ----------

            (a) The Board of Directors may appoint an Executive Committee, which shall consist of two (2) or more members of the Board of Directors and shall serve at the pleasure of the Board of Directors. The Chairman of any Executive Committee shall be designated by the Board of Directors. Meetings of the Executive Committee shall be held from time to time as called by the Chairman of the Executive Committee or any member thereof by notice to the other members of the committee. Notice of any such meeting shall be given by oral, telegraphic or written notice not less than twenty-four (24) hours prior to such meeting as provided in Section 3.7 of these Bylaws. In order to take action, a majority of the members of such committee must be present and shall constitute a quorum. During the intervals between meetings of the Board of Directors, the Executive Committee, if such committee is established, shall possess and may exercise all of the powers of the Board of Directors of the Corporation in the management of the business, affairs and properties of the Corporation, that are not prohibited by law, the Certificate of Incorporation of the Corporation or these Bylaws. All action taken the Executive Committee shall be deemed to be action of the Board of Directors of the Corporation.

            (b) The Board of Director may also designate one (1) or more other committees, each committee to consist of one (1) or more members of the Board of Directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee who may replace any absent or disqualified member at a committee meeting. Unless prohibited by the Board of Directors, in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committees shall have and may exercise the powers of the Board of Directors of the Corporation which are delegated to the committee by resolution of the Board of Directors; but no committee shall have the power or authority to approve, adopt or recommend to the shareholders any action or matter expressly required by Delaware law to be submitted to shareholders for approval or to adopt, amend or repeal any bylaw of the Corporation.

            (c) Each committee shall keep regular minutes of its meetings and report same to the Board of Directors of the Corporation when required.

                                  ARTICLE IV
                                   Officers
                                   --------

      4.1  Classes.  The officers of the Corporation shall be a Chairman of the
           -------
Board or a President or both, a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

      4.2  Election and Term of Office.  The officers of the Corporation shall
           ---------------------------
be elected by the Board of Directors at the first and, thereafter, at each annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Officers shall hold office until their successors shall have been duly elected and shall have qualified or until their death, resignation or removal.

      4.3  Removal and Resignations.  Any officer or agent elected or appointed
           ------------------------
by the Board of Directors may be removed by the Board of Directors with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.4  Vacancies.  A vacancy in any office because of death, resignation,
           ---------
removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

      4.5  Chairman of the Board of Directors.  The Chairman of the Board of
           ----------------------------------
Directors, if that office be created and filled, may, at the discretion of the Board of Directors, be the Chief Executive Officer of the Corporation and, if such, shall, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board of Directors. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and Board of Directors; and shall perform such other duties as from time to time may be assigned by the Board of Directors.

      4.6  President.  The President, unless a chairman is appointed and
           ---------
designated Chief Executive Officer pursuant to Section 4.5 hereof, shall be the Chief Executive Officer of the Corporation. If no chairman has been appointed or, in the absence of the chairman, the President, if present, shall preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other officer of the Corporation authorized to do so by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

      4.7  Vice President.  In the absence of the President, or in the event of
           --------------
the President's absence or inability to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in order designated at the time of their election, or in the absence of any designation, then, in the order of their election), if that office be created and filled, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the Chairman of the Board, President or the Board of Directors.

      4.8  Chief Financial Officer.  The Chief Financial Officer shall keep and
           -----------------------
maintain the books and accounts of the Corporation and shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and, in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Chairman of the Board, the President or the Board of Directors.

      4.9  Secretary.  The Secretary shall keep the minutes of the shareholders'
           ---------
meetings, Board of Directors' meetings and meetings of committees of the Board of Directors in one (1) or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal, if any, of the Corporation; keep a register of the post office address of each shareholder; sign with the President or Vice President certificates for shares of stock of the Corporation; have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board, the President or the Board of Directors.

                                   ARTICLE V
                               Contracts, Loans,
                              Checks and Deposits
                              -------------------

      5.1  Contracts.  The Board of Directors may authorize any officer or
           ---------
officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

      5.2  Checks, Drafts.  All checks, drafts or other orders for the payment
           --------------
of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

      5.3  Deposits.  All funds of the Corporation not otherwise employed shall
           --------
be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.

                                  ARTICLE VI
                            Certificates for Shares
                              and Their Transfer
                              ------------------

      6.1  Certificates for Shares.  Certificates representing shares of the
           -----------------------
Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the State of Delaware. Each certificate shall have noted conspicuously thereon any applicable restrictions on sale or transfer. Such certificates shall be signed by the President and by the Secretary or such other officers as may be designated by the Board of Directors. All certificates for shares shall be consecutively numbered within each class of stock in the order in which they are issued. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation or its agent for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      6.2  Lost, Stolen or Destroyed Stock Certificates.  The Corporation may
           --------------------------------------------
issue a new certificate of stock in place of any certificate issued by it and alleged to have been lost, stolen or destroyed, if the person claiming the certificate to be lost, stolen or destroyed shall make an affidavit of that fact. In addition, the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction.

      6.3  Transfer of Shares.  Transfer of shares of the Corporation shall be
           ------------------
made only on the books of the Corporation by the registered holders thereof, or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner of the shares for all purposes as regards the Corporation.

                                  ARTICLE VII
                                Indemnification
                                ---------------

      7.1  Indemnification.
           ---------------

           (a)  For purposes of this Article:

           "Agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation.

           "Proceeding" means any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative.

           "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under (d) or (e)(4) of this Section.

           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in the best interests of the Corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

           (c) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the proceeding if such person acted in good faith, in a manner the person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this provision for any of the following:

               (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

               (ii) amounts paid in settling or otherwise disposing of a pending action without court approval; or

               (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

           (d) To the extent that an agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (b) and (c) of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

           (e) Any indemnification under subsections (b) and (c) of this Article shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsections (b) or (c) of this Article. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion; (iii) by the shareholders, with the shares owned by the person to be indemnified not being entitled to vote therein; or (iv) by the court in which the proceeding is or was pending upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application is opposed by the Corporation.

           (f) Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall ultimately be determined that the agent is not entitled to be indemnified by the corporation as authorized in this Article.

           (g) The indemnification authorized by this Article shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its shareholders while acting in the capacity as director or officer of the Corporation to the extent additional indemnification rights are authorized in the Corporation's Certificate of Incorporation and allowed under applicable law. The indemnification provided by this Article for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, to the extent the additional rights are authorized in the Certificate of Incorporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (h) No indemnification or advance shall be made under this Article (except as provided in paragraphs (d) or (e)(4)) in any circumstance where it appears that it would be inconsistent with: (i) a provision of the Certificate of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or (ii) any condition expressly imposed by a court in approving a settlement.

           (i) The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity, or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under this Article.

           (j) The Corporation shall also have the power to indemnify and purchase and maintain insurance on behalf of any fiduciary of any pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for directors, officers and employees of the Corporation.

                                 ARTICLE VIII
                                 Miscellaneous
                                 -------------

      8.1  Amendments.  The Board of Directors shall have the power and
           ----------
authority to alter, amend or repeal Bylaws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Delaware law to adopt, alter or repeal such Bylaws.

      8.2  Fiscal Year.  The Board of Directors shall have the power to fix, and
           -----------
from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall end on March 31.

      8.3  Dividends.  The Board of Directors may, from time to time, declare,
           ---------
and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

      8.4  Seal.  The Board of Directors of the Corporation may adopt a seal on
           ----
behalf of the Corporation.

      8.5  Waiver of Notice.  Whenever any notice is required to be given under
           ----------------
the provisions of these Bylaws, or under the provisions of the Corporation's Certificate of Incorporation, or under the provisions of any applicable laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.



                         The above Bylaws were adopted by the Board of Directors of Ocean West Holding Corporation on _________________, 2000.



                         -------------------------------------------------------
                         Secretary

                               HISTORICAL TABLE
                                   BYLAWS OF
                        OCEAN WEST HOLDING CORPORATION



     Bylaws initially adopted on ____________, 2000.


                                  AMENDMENTS
                                  ----------

     Date                    Article/Section No.
     ----                    -------------------